Exhibit 99.1

Tilly’s, Inc. Announces Second Quarter Fiscal 2013 Results

•    Second Quarter Net Sales Increased 17.1%; Comp Store Sales Decreased 0.5%

•    Second Quarter EPS of $0.15

•    Maintains Full Year 2013 Outlook

•    Announces Appointment of New CFO

Irvine, CA – August 28, 2013 – Tilly’s, Inc. (NYSE: TLYS) today announced financial results for the second quarter of fiscal 2013 ended August 3, 2013.

“Our unique offering of the most sought-after brands coupled with disciplined adherence to our pricing strategy led to quality earnings that were above our expectations. During the quarter we grew net sales, expanded gross margin, and increased net income compared to the prior year quarter on a comparable basis,” commented Daniel Griesemer, President and Chief Executive Officer. We are encouraged by our customers’ positive response to date to our back-to-school merchandise, which reaffirms the continued relevance of our assortment and the Tilly’s concept during this important shopping period. We believe our inventory is well positioned to drive sales in our stores and on our website.”

For the second quarter ended August 3, 2013:

•

Total net sales were $123 million, an increase of 17.1% compared to the second quarter of 2012. This included incremental sales that shifted into the second quarter from the third quarter when compared to the 2012 fiscal calendar.

•

Comparable store sales, which include e-commerce sales, decreased 0.5% compared to the second quarter of 2012. E-commerce sales were $12.8 million, an increase of 30% compared to the second quarter of 2012.

•	Gross profit increased 22.5% to $38.2 million compared to the second quarter of 2012. Gross margin was 31.0%, a 140 basis point increase over the second quarter of 2012.

•

Operating income was $7.2 million. This compares to a GAAP operating loss of $(3.3) million in the second quarter of 2012, during which the Company recognized a one-time non-cash SG&A charge of $7.6 million, before tax, related to stock–based compensation expense triggered by the company’s initial public offering.

•

Net income was $4.3 million, or $0.15 per diluted share, based on a weighted average diluted share count of 28.1 million shares. This compares to a GAAP net loss in the second quarter of 2012 of $(1.2) million, or $(0.04) per share, based on a weighted average share count of 27.3 million shares. Excluding the non-cash SG&A charge and applying the expected long-term effective tax rate of 40% as a “C” corporation, adjusted net income in the second quarter of 2012 was $2.6 million, or $0.09 per diluted share.

•	At the conclusion of this press release is a reconciliation of non-GAAP results to GAAP results.

For the twenty-six weeks ended August 3, 2013:

•	Total net sales were $232.2 million, an increase of 15.1% compared to the first two quarters of the prior year.

•

Comparable store sales, which include e-commerce sales, increased 0.2% compared to the first two quarters of 2012. E-commerce sales were $25.4 million, an increase of 22% compared to the first two quarters of 2012.

•	Gross profit increased 14.3% to $70.4 million. Gross margin was 30.3%, slightly lower than the prior year period.

•

Operating income was $11.1 million. This compares to a GAAP operating income of $2.7 million in the first two quarters of 2012, during which the Company recognized a one-time non-cash SG&A charge of $7.6 million, before tax, related to stock–based compensation expense triggered by the company’s initial public offering.

•

Net income was $6.6 million, or $0.23 per diluted share, based on a weighted average diluted share count of 28.1 million shares. This compares to a GAAP net income in the first two quarters of 2012 of $4.8 million, or $0.20 per diluted share, based on a weighted average diluted share count of 24.1 million shares. Adjusting for non-cash stock-based compensation charges and applying the expected long-term effective tax rate of 40% as a “C” corporation, adjusted net income was $5.8 million, or $0.24 per diluted share, in the first two quarters of 2012.

•	At the conclusion of this press release is a reconciliation of non-GAAP results to GAAP results.

Balance Sheet and Liquidity

As of August 3, 2013, the Company had $50.8 million of cash and marketable securities and no borrowings or debt outstanding on its revolving credit facility.

Third Quarter 2013 Outlook

We expect comparable store sales to be flat compared to a 1.9% comparable store sales increase in the third quarter of 2012. Using an anticipated effective tax rate of 40%, net income for the third quarter is expected to be in the range of $5.4 million to $6.3 million, or $0.19 to $0.22 per diluted share, and assumes a weighted average diluted share count of 28.3 million shares, compared to 28.1 million weighted average diluted shares in the third quarter of last year.

Third quarter 2012 adjusted net income was $8.3 million, which includes a 40% effective tax rate to make that quarter comparable. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Fiscal Year 2013 Outlook

The Company continues to expect comparable store sales growth in the low-single digit range for fiscal 2013, on a 52-week vs. 52-week basis. Using an anticipated full year effective tax rate of 40%, net income for fiscal year 2013 is expected to be in the range of $21.5 million to $23.3 million, or $0.76 to $0.82 per diluted share, and assumes a weighted average diluted share count of 28.2 million shares, compared to 26.1 million weighted average diluted shares for the full year 2012.

Full year 2012 adjusted net income was $22.9 million, which includes four quarters of ongoing stock-based compensation expense totaling $2.7 million and a 40% effective tax rate for the entire year, and excludes the one-time SG&A charge and the one-time tax benefit resulting from the conversion to a “C” corporation described above. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Chief Financial Officer Appointment

Tilly’s, Inc. announced today that it has appointed Jennifer Ehrhardt as the Company’s Chief Financial Officer, effective September 14, 2013. Ms. Ehrhardt will replace Bill Langsdorf, who announced his intended retirement earlier this year. Ms. Ehrhardt previously served as Vice President of Finance for Tilly’s.

“We are very pleased that our Board of Directors has appointed Jennifer as Chief Financial Officer,” said Daniel Griesemer, President and Chief Executive Officer. “Jennifer brings the right talents and her great experience in retail apparel and accounting to the role. Since joining us, Jennifer has become an integral member of our senior management team and a great fit for Tilly’s. We are confident Jennifer will continue to make strong contributions in her new role as we execute on our long-term strategy.” Prior to joining the Company, Ms. Ehrhardt was Vice President and Corporate Controller at The Wet Seal, Inc. Ms. Ehrhardt spent over 12 years with Deloitte & Touche LLP, most recently as Senior Manager. Ms. Ehrhardt holds an M.B.A. from Xavier University and a B.S. in business administration from Northern Kentucky University.

“I would also like to thank Bill Langsdorf for his years of service to the company. Among Bill’s many contributions, his talent and dedication have been instrumental to Tilly’s growth and successful transition to a public company, and his financial stewardship has helped position us for the long term. We wish him the very best in his retirement.”

Conference Call Information

A conference call to discuss the financial results is scheduled for today, August 28, 2013, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (888) 297-0357 at 4:25 p.m. ET (1:25 p.m. PT). The conference call will also be available to interested parties through a live webcast at www.tillys.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until September 11, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 1039087. Please note participants must enter the conference identification number in order to access the replay.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of August 3, 2013, operated 182 stores and through its website, www.tillys.com.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides certain non-GAAP financial measures including “adjusted selling, general and administrative expenses”, “adjusted operating income”, “adjusted income before income taxes”, “adjusted income tax provision”, “adjusted net income”, “adjusted basic earnings per share” and “adjusted diluted earnings per share”. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the financial results: (i) as if the Company had been a publicly traded “C” Corporation during the relevant time periods, in order to provide a better comparison of past periods to current periods as a “C” Corporation; and (ii) to exclude items that may not be indicative of, or are unrelated to, the Company’s core operating results, providing a better baseline for analyzing trends in the underlying business.

For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled “ Supplemental Information - Consolidated Statements of Income; Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” contained in this press release.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our guidance, future financial and operating results and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences, execute our growth strategy, expand into new markets, effectively compete with other retailers, enhance our brand image, general consumer spending patterns and levels, the effect of weather, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2013, including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K.

Tilly’s, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	August 3, 2013	February 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$20,883	$17,314
Marketable securities	29,935	39,868
Receivables	10,913	5,934
Merchandise inventories	63,399	46,595
Prepaid expenses and other current assets	12,230	11,387

Total current assets	137,360	121,098
Property and equipment, net	94,568	80,926
Other assets	3,804	3,357

Total assets	$235,732	$205,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,825	$18,261
Deferred revenue	4,164	5,453
Accrued compensation and benefits	5,255	6,094
Accrued expenses	15,918	12,132
Current portion of deferred rent	5,053	4,555
Current portion of capital lease obligation/Related party	734	712

Total current liabilities	65,949	47,207
Long-term portion of deferred rent	40,927	37,620
Long-term portion of capital lease obligation/Related party	2,885	3,258

Total long-term liabilities	43,812	40,878

Total liabilities	109,761	88,085
Commitments and contingencies
Stockholders’ equity:
Common stock (Class A), $0.001 par value; August 3, 2013 - 100,000 shares authorized, 11,129 shares issued and outstanding; February 2, 2013 - 100,000 shares authorized, 10,772 shares issued and outstanding	11	11
Common stock (Class B), $0.001 par value; August 3, 2013 - 35,000 shares authorized, 16,642 shares issued and outstanding; February 2, 2013 - 35,000 shares authorized, 16,920 shares issued and outstanding	17	17
Preferred stock, $0.001 par value; August 3, 2013 and February 2, 2013 - 10,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	119,498	117,391
Retained earnings (deficit)	6,435	(140)
Accumulated other comprehensive income	10	17

Total stockholders’ equity	125,971	117,296

Total liabilities and stockholders’ equity	$235,732	$205,381

Tilly’s, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net sales	$123,043	$105,101	$232,161	$201,625
Cost of goods sold (includes buying, distribution, and occupancy costs)	84,888	73,957	161,808	140,063

Gross profit	38,155	31,144	70,353	61,562
Selling, general and administrative expenses	30,956	34,462	59,237	58,854

Operating income (loss)	7,199	(3,318)	11,116	2,708
Interest income (expense), net	(47)	40	(96)	(4)

Income (loss) before income taxes	7,152	(3,278)	11,020	2,704
Income tax expense (benefit)	2,885	(2,122)	4,445	(2,053)

Net income (loss)	$4,267	$(1,156)	$6,575	$4,757

Basic earnings (loss) per share	$0.15	$(0.04)	$0.24	$0.20
Diluted earnings (loss) per share	$0.15	$(0.04)	$0.23	$0.20
Weighted average basic shares outstanding	27,727	27,280	27,710	23,640
Weighted average diluted shares outstanding	28,080	27,280	28,053	24,097

Tilly’s, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012
Cash flows from operating activities
Net income	$6,575	$4,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,425	8,029
Loss on disposal of assets	111	38
Gain on maturities of marketable securities	(119)	—
Deferred income taxes	558	6,148
Stock-based compensation expense	1,655	8,220
Excess tax benefit from stock-based compensation	(40)	(9)
Changes in operating assets and liabilities:
Receivables	(4,979)	(3,570)
Merchandise inventories	(16,804)	(18,019)
Prepaid expenses and other assets	(1,843)	(12,149)
Accounts payable	16,564	15,143
Accrued expenses	4,378	5,530
Accrued compensation and benefits	(839)	(2,428)
Deferred rent	3,805	5,263
Deferred revenue	(1,289)	(1,275)

Net cash provided by operating activities	17,158	15,678

Cash flows from investing activities
Purchase of property and equipment	(23,789)	(16,449)
Proceeds from sale of property and equipment	19	17
Insurance proceeds from casualty loss	—	799
Purchases of marketable securities	(14,960)	(35,539)
Maturities of marketable securities	25,000	9,455

Net cash used in investing activities	(13,730)	(41,717)

Cash flows from financing activities
Payment of capital lease obligation	(351)	(329)
Net proceeds from initial public offering	—	106,783
Proceeds from exercise of stock options	452	267
Excess tax benefit from stock-based compensation	40	9
Distributions	—	(84,287)

Net cash provided by financing activities	141	22,443

Change in cash and cash equivalents	3,569	(3,596)
Cash and cash equivalents, beginning of period	17,314	25,091

Cash and cash equivalents, end of period	$20,883	$21,495

Tilly’s, Inc.

Supplemental Information - Consolidated Statements of Income

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted selling, general and administrative expenses (“SG&A”), adjusted operating income, adjusted income before income taxes, adjusted income tax provision, adjusted net income, and adjusted basic and diluted earnings per share, with the most directly comparable GAAP financial measures of actual SG&A, actual operating income, actual income before income taxes, actual income tax provision, actual net income, and actual basic and diluted earnings per share.

	Q2 2012 (quarter ended July 28, 2012)				Q2 2012 YTD (six months ended July 28, 2012)
	Reported (GAAP)		Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	34,462	(7,615)	26,847	58,854	(6,915)	51,939
Operating income		(3,318)	7,615	4,297	2,708	6,915	9,623
Income before income taxes		(3,278)	7,615	4,337	2,704	6,915	9,619
Income tax provision	(2)	(2,122)	3,857	1,735	(2,053)	5,902	3,848
Net income		($1,156)	$3,759	$2,602	$4,757	$1,014	$5,771
Basic earnings per share		($0.04)	$0.14	$0.10	$0.20	$0.04	$0.24
Diluted earnings per share		($0.04)	$0.13	$0.09	$0.20	$0.04	$0.24
Diluted shares outstanding	(3)	27,280	403	27,683	24,097	—	24,097

Notes:

(1)	Adjustment to fiscal year 2012 second quarter SG&A expenses reflects exclusion of a $7.615 million charge for life-to-date stock-based compensation expense covering periods up to the May 2012 IPO date. Adjustment to six months ended July 28, 2012 SG&A expenses also reflects adding a charge for on-going stock-based compensation expense for the first quarter similar to the charge in the other three quarters of fiscal year 2012. These on-going charges commenced following the Company’s IPO at the beginning of the second quarter of fiscal 2012.
(2)	The tax provision rate for fiscal year 2012 is adjusted to the expected long-term effective tax rate of 40% as a “C” corporation. The GAAP tax provision rate in 2012 reflected the Company being taxed as an “S” corporation until early in the second quarter of fiscal 2012 when it began being taxed as a “C” corporation.
(3)	Due to a GAAP net loss in the second quarter of fiscal 2012 there was no dilution of the basic shares outstanding. As a result of the adjustments described in notes 1 and 2 above, there was adjusted net income (rather than a GAAP net loss) for the fiscal 2012 second quarter and therefore incremental shares to calculate diluted earnings per share. No adjustment was made to the reported diluted shares outstanding for the six month period ended July 28, 2012.

	Q3 2012 (quarter ended October 27, 2012)				Full Year 2012 (53 week year ended February 2, 2013)
	Reported (GAAP)		Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	27,940	—	27,940	118,805	(6,915)	111,890
Operating income		13,868	—	13,868	31,390	6,915	38,305
Income before income taxes		13,826	—	13,826	31,299	6,915	38,214
Income tax provision	(2)	4,532	998	5,530	7,406	7,880	15,286
Net income		$9,294	($998)	$8,296	$23,893	($965)	$22,928
Basic earnings per share		$0.34	($0.04)	$0.30	$0.93	($0.04)	$0.89
Diluted earnings per share		$0.33	($0.04)	$0.30	$0.92	($0.04)	$0.88

Notes:

(1)	Adjustment to full year 2012 SG&A expenses excludes the life-to-date charge in the second quarter but adds a charge of $0.7 million in the first quarter, similar to the on-going charges for stock-based compensation expense in the other three quarters of 2012. The result of these adjustments to 2012 is to reflect only an on-going stock-based compensation expense for all quarters of the year.
(2)	The tax provision in the third quarter and full year 2012 is adjusted to the expected long-term effective tax rate of 40% as a “C” corporation. The GAAP tax provision rate in 2012 reflected the Company being taxed as an “S” corporation for a portion of the year, after which it was taxed as a “C” corporation.

Tilly’s, Inc.

Store Count and Square Footage

	Stores Open at Beg of Qtr	Stores Opened During Qtr	Stores Closed During Qtr	Stores Open at End of Qtr	Total Gross Square Footage End of Qtr (in thousands)
2012 Q1	140	5	0	145	1,134
2012 Q2	145	10	0	155	1,215
2012 Q3	155	7	1	161	1,272
2012 Q4	161	7	0	168	1,319
2013 Q1	168	7	0	175	1,371
2013 Q2	175	7	0	182	1,423

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com